EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Texas Community Bancshares, Inc. on Form S-8 (File No. 333-258379) of our report dated March 23, 2022, on our audits of the consolidated financial statements of Texas Community Bancshares, Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, which appear in the Annual Report on Form 10-K of Texas Community Bancshares, Inc.

/s/ FORVIS, LLP
(Formerly BKD, LLP)
Houston, Texas
August 31, 2022